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                  UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C. 20549


                                      FORM 8-K


      Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934


          Date of Report (Date of earliest event reported): June 15, 1998


                                   INCOMNET, INC.
                                   --------------
               (Exact name of registrant as specified in its charter)


                                     CALIFORNIA
                                     ----------
                   (State or other jurisdiction of incorporation)



               0-12386                                 95-2871296
               -------                                 ----------
     (Commission File Number)                      (I.R.S. Employer
                                                    Identification No.)

     21031 Ventura Boulevard, Suite 1100, Woodland Hills, California    91364
     ---------------------------------------------------------------  ----------
     (Address of principal executive offices)                         (Zip Code)

        Registrant's telephone number, including area code:  (818) 887-3400

                                   NOT APPLICABLE
                                   --------------
     (Former name, former address and former fiscal year, if changed since last report)



Total number of pages in this document: 4


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                                 TABLE OF CONTENTS

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
ITEM 5.  OTHER EVENTS  . . . . . . . . . . . . . 3

SIGNATURES . . . . . . . . . . . . . . . . . . . 4

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ITEM 5.  OTHER EVENTS

On June 10, 1998 and June 11, 1998, holders of Incomnet's Series A and Series B Convertible Preferred Shares converted the remaining 2,447.9 Preferred Shares into 14,620,210 shares of the Company's common stock. Under the terms of the Preferred Shares, those shares were convertible into common shares at an exchange rate valuing each share of common stock at 20% less than the prevailing market price for such shares.

From September 20, 1996 to October 25, 1996, the Company sold 2,440 shares of Series A 2% Convertible Preferred Stock (the "Series A Stock") to 12 private investors [see the Company's Annual Report on Form 10-K for fiscal year ended December 31, 1996]. In July 1997, the Company sold 1,834 shares of Series B 6% Convertible Preferred Stock ("Series B Stock") [see the Company's Report on Form 10-Q for the second quarter ending June 30, 1997]. On November 4, 1997, the Company sold 600 additional shares of Series B Stock. From December 31, 1996 to June 9, 1998, 2,426.1 Preferred Shares were converted into 4,005,425 shares of the Company's common stock.

As a result of the conversions on June 10 and June 11, 1998, all 20 million authorized shares of the Company's common stock have been issued. In addition, 11,519,310 additional shares of the Company's common stock are required to be issued as a result of the conversions, although insufficient authorized common stock currently exists to satisfy this obligation.

To allow these additional shares to be issued as required under the terms of the Convertible Preferred Shares, the Company has filed a Preliminary Proxy Statement for a Special Meeting of the Company's Shareholders to be scheduled to approve a one-for-six reverse split of the Company's issued and outstanding common stock while maintaining the authorized shares of common stock at 20 million shares. Pursuant to the reverse split, all issued and outstanding common stock will be reduced on a one-for-six basis, resulting in a total of 5,253,218 shares of common stock being outstanding.


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                                      SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                           INCOMNET, INC.
                                   -----------------------------------
                                            (Registrant)

Date: June 15, 1998                By: /s/  MELVYN REZNICK
                                      --------------------------------
                                      Melvyn Reznick, President and
                                      Chief Executive Officer